EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Earnings of $0.26 per Diluted Share
for Third Quarter 2009
TUPELO, Miss., October 22, 2009/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended September 30, 2009.
Highlights of the third quarter include:

•	Solid profits with net income of $21.5 million, or $0.26 per diluted share.

•	Incremental growth in net interest revenue on a comparable and sequential quarter basis to a record level.

•	Continued net interest margin stability with an increase to 3.77 percent from 3.67 percent for the third quarter of 2008 and 3.75 percent for the second quarter of 2009.

•	Annualized net charge-offs of 0.68 percent of average loans and leases and non-performing loans and leases of 1.14 percent of total loans and leases.

•	Continued emphasis on noninterest expense management programs provides positive results.

•	Continued growth in capital levels with common equity to assets of 9.69 percent at September 30, 2009.
Summary Results
BancorpSouth’s net income for the third quarter of 2009 was $21.5 million, or $0.26 per diluted share, compared with $28.3 million, or $0.34 per diluted share, for the third quarter of 2008.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, “BancorpSouth’s third quarter results reflect a strong and stable net interest margin, well controlled expenses and solid operating performance in an otherwise difficult operating environment. The sustained profitable performance of our Company throughout this recent economic downturn continues to validate our deliberate and conservative long-term approach in managing through this business cycle. With a strong capital base, high quality assets and solid banking franchise, we remain confident that we are well positioned to manage through this period and continue operating a business plan that will result in achieving our long-term objectives.
“The prolonged economic downturn has put pressure on the financial services industry and BancorpSouth has experienced some of that pressure. During the third quarter, non-performing loans and leases increased $14.0 million to $111.6 million. This increase was primarily attributable to one loan totaling $10.7 million that was placed on non-accrual during the third quarter. This loan, which is classified as a Shared National Credit, is part of our portfolio of $140 million in loans outstanding where BancorpSouth acts as a participant with other banks.
“Our provision for credit losses was $22.5 million for the third quarter, while net charge-offs in the period were $16.5 million. At quarter end, our allowance for credit losses was 1.48 percent of net loans and leases. We continue to focus on early identification and decisive resolution of any credit issues.

“For the third quarter of 2009, the Company’s financial results also included the impact of a $4.1 million decrease in the value of our mortgage servicing rights compared with a $1.0 million decrease in value for the third quarter of 2008 and a $2.9 million increase in value for the second quarter of 2009. In addition, comparable quarter results continued to be affected by the major increase in the FDIC insurance premiums initiated in the first quarter of 2009, which totaled $2.7 million more for the third quarter of 2009 than the third quarter last year.”
Net Interest Revenue
Net interest revenue increased to $111.7 million for the third quarter of 2009, up 1.9 percent from $109.6 million for the third quarter of 2008 and 0.7 percent from $110.9 million for the second quarter of 2009. The fully taxable equivalent net interest margin was 3.77 percent for the third quarter of 2009, compared with 3.67 percent for the third quarter of 2008 and 3.75 percent for the second quarter of 2009.
Patterson said, “For the third quarter of 2009, we again achieved incremental growth in net interest revenue. By producing a comparable quarter and sequential quarter increase in our net interest margin, we have sustained a consistent and relatively high net interest margin thus far through the economic downturn. Over the last year, our net interest margin has ranged from 3.74 percent to 3.77 percent.
“While asset growth opportunities have been limited by the weak economy, we have benefitted from good growth in deposits, particularly demand deposits. We have also lengthened the average maturity of our time deposits from 10 to 13 months over the last year. In addition, over the last year, average short-term borrowings have declined from $1.8 billion to $1.1 billion. These funding strategies are intended to limit the negative impact to our net interest margin should interest rates rise.”
Asset, Deposit and Loan Activity
Total assets at September 30, 2009 were $13.3 billion, virtually unchanged from the end of the third quarter last year. Total deposits of $10.3 billion at September 30, 2009 increased 6.3 percent from $9.7 billion at September 30, 2008. Loans and leases, net of unearned income, increased 1.7 percent to $9.8 billion at September 30, 2009 from $9.6 billion at September 30, 2008.
“While growth opportunities have been very limited, we continue to concentrate on positioning the balance sheet to take advantage of opportunities that become available,” commented Patterson. “We are confident that our diversified geographic footprint positions us for stronger loan growth in an improving economic environment, but we will not relax our lending policies for the sake of growth in the current environment. We will continue our efforts to grow lower-cost deposits by expanding our core customer base and will evaluate strategic opportunities to expand and strengthen our franchise.”
Provision for Credit Losses and Allowance for Credit Losses
For the third quarter of 2009, the provision for credit losses was $22.5 million compared with $16.3 million for the third quarter of 2008 and $17.6 million for the second quarter of 2009. Annualized net charge-offs were 0.68 percent of average loans and leases for the third quarter of 2009 compared with 0.45 percent for the third quarter of 2008 and 0.55 percent for the second quarter of 2009.
Non-performing loans and leases increased to $111.6 million, or 1.14 percent of net loans and leases, at September 30, 2009 from $65.2 million, or 0.68 percent of net loans and leases, at September 30, 2008 and from $97.7 million, or 1.00 percent of net loans and leases, at June 30, 2009. The allowance for credit losses increased to 1.48 percent of net loans and leases at September 30, 2009 compared with 1.35 percent at September 30, 2008 and 1.42 percent at June 30, 2009.

Patterson added, “As addressed earlier, the growth in non-performing loans was primarily driven by one larger credit that was placed on non-accrual during the quarter, while our loan portfolio as a whole continued to perform well given the length and severity of the recent recession. While we recognize that, the longer this period of economic weakness persists, troubled borrowers could find it increasingly difficult to comply with repayment terms, we are confident that our process to identify credit problems early will enable us to keep those problems manageable. All our loans were originated within our markets and our conservative lending and credit policies are designed to enhance our ability to work with each borrower to minimize risk of loss.”
Noninterest Revenue
For the third quarter of 2009, noninterest revenue decreased 6.1 percent to $59.5 million from $63.4 million for the third quarter of 2008. This decrease reflected, in part, a $4.1 million decline in the value of the mortgage servicing rights (MSR) for the third quarter of 2009 compared with a $1.0 million decline for the third quarter of 2008.
Patterson commented, “We are pleased with the strong growth in our mortgage origination business, with mortgage lending revenue, excluding the MSR valuation adjustment, of $6.1 million, a 43.1 percent increase from the third quarter last year. Comparable quarter noninterest revenue also benefitted from the second consecutive quarterly increase in credit and debit card fee income resulting primarily from higher transaction volume. Although service charges have not recovered to the levels achieved for the third quarter of 2008, they have now increased on a sequential quarter basis for the second consecutive quarter. Because of insurance market conditions that remain soft, our insurance commission revenue declined 7.6 percent compared with record insurance commission revenue for the third quarter of 2008.”
Noninterest Expense
Noninterest expense was $119.7 million for the third quarter of 2009, an increase of 3.2 percent from $116.1 million for the third quarter of 2008. These results again reflected the substantial increase in BancorpSouth’s FDIC premium initiated in the first quarter of 2009. Although the Company continues to be assessed at the FDIC’s lowest rate because of its “well capitalized” status under federal regulations, the FDIC premium for the third quarter of 2009 increased $2.7 million over the third quarter of 2008. The growth in noninterest expense from the third quarter of 2008 also related to the opening of 12 full-service branch bank offices during the 12 month period ended September 30, 2009. Noninterest expense for the second quarter of 2009 was $123.3 million, which included the impact of a special FDIC assessment totaling $6.1 million that was in addition to the recurring FDIC premium.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental operating principles. The Company’s capital base was further strengthened during the third quarter of 2009, as the ratio of shareholders’ equity to assets improved on a comparable quarter basis for the 13th consecutive quarter, increasing to 9.69 percent at the end of the third quarter from 9.34 percent at the end of the third quarter of 2008 and 9.59 percent at the end of the second quarter of 2009. The ratio of tangible equity to assets also increased to 7.64 percent from 7.25 percent at the end of the third quarter of 2008 and 7.53 percent at the end of the second quarter of 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations.
Summary
Patterson concluded, “BancorpSouth’s third quarter operating performance highlighted many of the challenges we continue to face in an extended recessionary environment, as well as many of the strengths that have enabled us to consistently outperform our peers throughout the economic downturn. The fundamental basis of these strengths is our conservative operating philosophy that we believe best positions BancorpSouth to achieve long-term growth and increased shareholder value in an industry subject to interest rate and economic cycles.
“Because of our consistent adherence to this philosophy, BancorpSouth is not only well prepared to manage through the challenges presented in today’s market, but we are well positioned to generate additional growth in an improving economic environment. We have continued to prepare for organic growth by engaging existing customers with new products and services, winning new customers in existing markets and expanding our geographic footprint into attractive new markets. Through the consistent strengthening of our capital structure, we have also prepared to leverage opportunities for growth through strategic acquisitions.
“As a result of the Company’s strong market position and its performance throughout the economic downturn, we remain confident of BancorpSouth’s long-term growth potential. We have neither been, nor will we be, complacent about the impact of the current economic environment on our customers, our credit quality, our ability to produce revenue growth and manage expenses or our shareholder value. However, through the long-term orientation of our conservative business model, we have consistently prepared BancorpSouth to deal with the challenges of the full economic cycle, and we expect to emerge from the current downturn in a stronger competitive position than when the downturn began.”
Conference Call
BancorpSouth will conduct a conference call to discuss its third quarter 2009 results tomorrow, October 23, 2009, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to our ability to achieve our long-term objectives, the impact of rising interest rates on our net interest margin, our lending policies, our efforts to grow lower-cost deposits, strategic opportunities to expand and strengthen our franchise, our process to identify credit problems, our conservative operating philosophy, the impact of the current economic environment on our customers and our competitive position.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in general business or economic conditions or government fiscal and monetary policies, volatility and disruption in national and international financial markets, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.3 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 314 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
Earnings Summary:
Net interest revenue	$111,736	$109,602	$332,552	$329,515
Provision for credit losses	22,514	16,306	55,053	38,354
Noninterest revenue	59,549	63,433	205,581	202,930
Noninterest expense	119,746	116,059	361,466	341,593

Income before income taxes	29,025	40,670	121,614	152,498
Income tax provision	7,494	12,325	36,739	48,883

Net income	$21,531	$28,345	$84,875	$103,615

Earning per share: Basic	$0.26	$0.34	$1.02	$1.26

Diluted	$0.26	$0.34	$1.02	$1.25

Balance sheet data at September 30:
Total assets			$13,271,873	$13,300,728
Total earning assets			12,094,937	12,073,837
Loans and leases, net of unearned income			9,757,944	9,592,412
Allowance for credit losses			144,791	129,147
Total deposits			10,297,034	9,684,800
Common shareholders’ equity			1,286,218	1,242,719
Book value per share			15.41	14.96

Average balance sheet data:
Total assets	$13,167,057	$13,304,939	$13,250,329	$13,174,345
Total earning assets	12,027,909	12,132,130	12,116,158	12,012,791
Loans and leases, net of unearned interest	9,750,159	9,529,731	9,729,050	9,371,480
Total deposits	10,200,211	9,659,246	10,057,028	9,873,058
Common shareholders’ equity	1,265,099	1,231,350	1,251,769	1,219,170

Non-performing assets at September 30:
Non-accrual loans and leases			$82,732	$30,642
Loans and leases 90+ days past due, still accruing			20,699	31,866
Restructured loans and leases, still accruing			8,205	2,666
Other real estate owned			62,072	32,479

Total non-performing assets			173,708	97,653

Net charge-offs as a percentage of average loans (annualized)	0.68%	0.45%	0.59%	0.35%

Performance ratios (annualized):
Return on average assets	0.65%	0.85%	0.86%	1.05%
Return on common equity	6.75%	9.16%	9.07%	11.35%

Net interest margin	3.77%	3.67%	3.75%	3.75%

Average shares outstanding — basic	83,368,580	82,560,724	83,260,911	82,420,266
Average shares outstanding — diluted	83,512,826	82,765,428	83,398,142	82,645,153
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BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,		%
	2009	2008	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$189,103	$246,687	(23.34%)
Interest bearing deposits with other banks	43,067	15,730	173.79%
Held-to-maturity securities, at amortized cost	1,180,716	1,350,396	(12.57%)
Available-for-sale securities, at fair value	958,158	919,468	4.21%
Federal funds sold and securities purchased under agreement to resell	75,000	—	N/A
Loans and leases	9,803,235	9,641,497	1.68%
Less: Unearned income	45,291	49,085	(7.73%)
Allowance for credit losses	144,791	129,147	12.11%

Net loans and leases	9,613,153	9,463,265	1.58%
Loans held for sale	80,053	195,830	(59.12%)
Premises and equipment, net	346,931	345,235	0.49%
Accrued interest receivable	74,589	85,968	(13.24%)
Goodwill	270,097	271,017	(0.34%)
Other assets	441,006	407,132	8.32%

Total Assets	$13,271,873	13,300,728	(0.22%)

Liabilities
Deposits:
Demand: Noninterest bearing	$1,769,432	1,694,303	4.43%
Interest bearing	4,055,395	3,771,265	7.53%
Savings	712,446	693,034	2.80%
Other time	3,759,761	3,526,198	6.62%

Total deposits	10,297,034	9,684,800	6.32%
Federal funds purchased and securities sold under agreement to repurchase	816,374	1,079,088	(24.35%)
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	200,000	625,000	(68.00%)
Accrued interest payable	24,243	24,846	(2.43%)
Junior subordinated debt securities	160,312	160,312	0.00%
Long-term Federal Home Loan Bank borrowings	286,281	288,861	(0.89%)
Other liabilities	201,411	195,102	3.23%

Total Liabilities	11,985,655	12,058,009	(0.60%)
Shareholders’ Equity
Common stock	208,615	207,714	0.43%
Capital surplus	222,135	216,394	2.65%
Accumulated other comprehensive income (loss)	(18,568)	(8,746)	112.30%
Retained earnings	874,036	827,357	5.64%

Total Shareholders’ Equity	1,286,218	1,242,719	3.50%

Total Liabilities & Shareholders’ Equity	$13,271,873	$13,300,728	(0.22%)

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BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08	Sep-09	Sep-08
INTEREST REVENUE:
Loans and leases	$129,455	$129,263	$129,209	$139,099	$144,393	$387,927	$450,866
Deposits with other banks	20	22	70	111	172	112	573
Federal funds sold and securities purchased under agreement to resell	27	3	1	3	218	31	285
Held-to-maturity securities:
Taxable	11,690	12,108	13,031	13,625	14,063	36,829	45,054
Tax-exempt	2,193	2,155	2,111	2,053	1,959	6,459	6,059
Available-for-sale securities:
Taxable	8,592	8,721	9,038	8,693	9,025	26,351	27,120
Tax-exempt	812	826	883	867	874	2,521	3,338
Loans held for sale	698	1,215	1,275	2,117	1,920	3,188	5,550

Total interest revenue	153,487	154,313	155,618	166,568	172,624	463,418	538,845

INTEREST EXPENSE:
Interest bearing demand	9,038	9,738	12,248	15,924	14,214	31,024	44,409
Savings	937	927	936	1,080	1,366	2,800	4,200
Other time	25,534	26,496	25,833	28,293	33,660	77,863	120,298
Federal funds purchased and securities sold under agreement to repurchase	331	421	572	2,175	4,308	1,324	12,824
FHLB borrowings	2,877	2,885	2,823	4,537	6,277	8,585	17,921
Junior subordinated debt	2,884	2,928	2,955	3,162	3,064	8,767	9,309
Other	150	(22)	375	76	133	503	369

Total interest expense	41,751	43,373	45,742	55,247	63,022	130,866	209,330

Net interest revenue	111,736	110,940	109,876	111,321	109,602	332,552	329,515
Provision for credit losses	22,514	17,594	14,945	17,822	16,306	55,053	38,354

Net interest revenue, after provision for credit losses	89,222	93,346	94,931	93,499	93,296	277,499	291,161

NONINTEREST REVENUE:
Mortgage lending	2,012	13,959	7,652	(12,174)	3,270	23,623	14,320
Credit card, debit card and merchant fees	8,902	9,111	8,348	8,409	8,512	26,361	25,334
Service charges	16,313	15,642	14,085	16,915	17,687	46,040	50,619
Trust income	2,435	2,040	2,209	2,328	2,507	6,684	7,002
Security gains (losses), net	—	42	5	(6,226)	100	47	377
Insurance commissions	20,134	20,575	22,645	18,752	21,779	63,354	67,909
Other	9,753	18,370	11,349	11,446	9,578	39,472	37,369

Total noninterest revenue	59,549	79,739	66,293	39,450	63,433	205,581	202,930

NONINTEREST EXPENSES:
Salaries and employee benefits	70,353	70,092	71,363	64,395	68,865	211,808	207,161
Occupancy, net of rental income	10,720	10,492	9,999	10,307	10,340	31,211	29,539
Equipment	5,853	5,855	6,222	6,319	6,214	17,930	18,892
Deposit insurance assessments	3,402	9,358	3,126	1,444	717	15,886	1,408
Other	29,418	27,470	27,743	28,628	29,923	84,631	84,593

Total noninterest expenses	119,746	123,267	118,453	111,093	116,059	361,466	341,593

Income before income taxes	29,025	49,818	42,771	21,856	40,670	121,614	152,498
Income tax expense	7,494	15,951	13,294	5,060	12,325	36,739	48,883

Net income	$21,531	$33,867	$29,477	$16,796	$28,345	$84,875	$103,615

Net income per share: Basic	$0.26	$0.41	$0.35	$0.20	$0.34	$1.02	$1.26

Diluted	$0.26	$0.41	$0.35	$0.20	$0.34	$1.02	$1.25

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BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-09	Jun-09	Mar-09	Dec-08	Sep-08
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,442,344	$1,441,718	$1,390,042	$1,417,499	$1,401,177
Real estate
Consumer mortgages	2,046,433	2,054,666	2,037,439	2,096,568	2,108,991
Home equity	540,875	532,337	519,528	511,480	500,489
Agricultural	254,647	242,034	238,466	234,024	236,647
Commercial and industrial-owner occupied	1,432,859	1,394,852	1,455,422	1,465,027	1,489,215
Construction, acquisition and development	1,533,622	1,652,052	1,692,526	1,689,719	1,671,693
Commercial	1,770,066	1,719,044	1,660,211	1,568,956	1,489,548
Credit cards	103,208	101,844	98,450	93,650	90,112
All other	633,890	622,853	620,739	614,354	604,540

Total loans	$9,757,944	$9,761,400	$9,712,823	$9,691,277	$9,592,412

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$138,747	$134,632	$132,793	$129,147	$123,478

Loans and leases charged off:
Commercial and industrial	(3,913)	(1,070)	(1,147)	(1,003)	(267)
Real estate
Consumer mortgages	(2,669)	(4,877)	(4,073)	(3,582)	(1,828)
Home equity	(1,278)	(1,106)	(1,153)	(596)	(361)
Agricultural	(407)	(3)	(37)	(350)	(19)
Commercial and industrial-owner occupied	(1,795)	(649)	(836)	(511)	(67)
Construction, acquisition and development	(3,160)	(4,335)	(4,377)	(6,208)	(6,975)
Commercial	(2,135)	(321)	(560)	(611)	(203)
Credit cards	(1,204)	(1,290)	(1,158)	(953)	(837)
All other	(939)	(815)	(810)	(953)	(807)

Total loans charged off	(17,500)	(14,466)	(14,151)	(14,767)	(11,364)

Recoveries:
Commercial and industrial	320	68	179	279	134
Real estate
Consumer mortgages	132	263	220	174	77
Home equity	28	2	3	1	24
Agricultural	—	—	2	—	—
Commercial and industrial-owner occupied	31	248	8	54	3
Construction, acquisition and development	31	4	86	97	64
Commercial	108	—	56	23	—
Credit cards	123	140	138	99	92
All other	257	262	353	290	333

Total recoveries	1,030	987	1,045	1,017	727

Net charge-offs	(16,470)	(13,479)	(13,106)	(13,750)	(10,637)

Provision charged to operating expense	22,514	17,594	14,945	17,822	16,306
Other, net	—	—	—	(426)	—

Balance, end of period	$144,791	$138,747	$134,632	$132,793	$129,147

Average loans for period	$9,750,159	$9,740,916	$9,695,475	$9,604,142	$9,529,731

Ratios:
Net charge-offs to average loans (annualized)	0.68%	0.55%	0.54%	0.57%	0.45%

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BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Sep-09		Jun-09		Mar-09
		NPL as a %		NPL as a %		NPL as a %
	NPL	of outstanding	NPL	of outstanding	NPL	of outstanding
NON-PERFORMING LOANS
Commercial and industrial	$7,509	0.52%	$9,378	0.65%	$7,341	0.53%
Real estate
Consumer mortgages	27,074	1.32	20,162	0.98	18,113	0.89
Home equity	2,586	0.48	2,247	0.42	1,590	0.31
Agricultural	2,936	1.15	4,455	1.84	1,353	0.57
Commercial and industrial-owner occupied	6,386	0.45	7,083	0.51	7,135	0.49
Construction, acquisition and development	45,757	2.98	44,828	2.71	30,544	1.80
Commercial	12,770	0.72	3,613	0.21	2,387	0.14
Credit cards	4,306	4.17	4,127	4.05	3,934	4.00
All other	2,312	0.36	1,779	0.29	1,419	0.23

Total loans	$111,636	1.14%	$97,672	1.00%	$73,816	0.76%

	Quarter Ended
	Dec-08		Sep-08
		NPL as a %		NPL as a %
	NPL	of outstanding	NPL	of outstanding
Commercial and industrial	$8,093	0.57%	$6,377	0.46%
Real estate
Consumer mortgages	17,970	0.86	22,136	1.05
Home equity	939	0.18	486	0.10
Agricultural	849	0.36	1,260	0.53
Commercial and industrial-owner occupied	4,529	0.31	3,281	0.22
Construction, acquisition and development	24,874	1.47	25,696	1.54
Commercial	1,445	0.09	628	0.04
Credit cards	3,882	4.15	3,705	4.11
All other	1,432	0.23	1,605	0.27

Total loans	$64,013	0.66%	$65,174	0.68%

-MORE-

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,808,427	$130,957	5.30%
Held-to-maturity securities:
Taxable	998,773	11,799	4.69%
Tax-exempt	199,360	3,373	6.71%
Available-for-sale securities:
Taxable	889,278	8,591	3.83%
Tax-exempt	69,737	1,251	7.12%
Short-term investments	62,334	47	0.30%

Total interest earning assets and revenue	12,027,909	156,020	5.15%
Other assets	1,285,360
Less: allowance for credit losses	(146,212)

Total	$13,167,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,010,281	$9,038	0.89%
Savings	716,155	936	0.52%
Other time	3,726,754	25,535	2.72%
Short-term borrowings	1,071,144	544	0.20%
Junior subordinated debt	160,312	2,884	7.14%
Long-term debt	286,285	2,814	3.90%

Total interest bearing liabilities and expense	9,970,931	41,751	1.66%
Demand deposits — noninterest bearing	1,747,021
Other liabilities	184,006

Total liabilities	11,901,958
Shareholders’ equity	1,265,099

Total	$13,167,057

Net interest revenue		$114,269

Net interest margin			3.77%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			82.90%

Net interest tax equivalent adjustment		$2,533
-MORE-

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,896,890	$131,313	5.32%
Held-to-maturity securities:
Taxable	1,040,896	12,218	4.71%
Tax-exempt	186,473	3,316	7.13%
Available-for-sale securities:
Taxable	919,217	8,721	3.81%
Tax-exempt	69,960	1,270	7.28%
Short-term investments	21,727	25	0.47%

Total interest earning assets and revenue	12,135,163	156,863	5.18%
Other assets	1,270,193
Less: allowance for credit losses	(144,570)

Total	$13,260,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,948,759	$9,738	0.99%
Savings	719,281	928	0.52%
Other time	3,634,336	26,496	2.92%
Short-term borrowings	1,340,244	470	0.14%
Junior subordinated debt	160,312	2,928	7.33%
Long-term debt	286,294	2,813	3.94%

Total interest bearing liabilities and expense	10,089,226	43,373	1.72%
Demand deposits — noninterest bearing	1,756,861
Other liabilities	163,749

Total liabilities	12,009,836
Shareholders’ equity	1,250,950

Total	$13,260,786

Net interest revenue		$113,490

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.14%

Net interest tax equivalent adjustment		$2,550
-MORE-

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,873,692	$131,339	5.39%
Held-to-maturity securities:
Taxable	1,146,772	13,141	4.65%
Tax-exempt	182,051	3,247	7.23%
Available-for-sale securities:
Taxable	891,699	9,038	4.11%
Tax-exempt	73,814	1,358	7.46%
Short-term investments	19,123	71	1.51%

Total interest earning assets and revenue	12,187,151	158,194	5.26%
Other assets	1,277,538
Less: allowance for credit losses	(139,811)

Total	$13,324,878

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,090,821	$12,248	1.21%
Savings	697,639	936	0.54%
Other time	3,419,180	25,833	3.06%
Short-term borrowings	1,588,229	959	0.24%
Junior subordinated debt	160,312	2,955	7.48%
Long-term debt	286,306	2,811	3.98%

Total interest bearing liabilities and expense	10,242,487	45,742	1.81%
Demand deposits — noninterest bearing	1,700,792
Other liabilities	142,628

Total liabilities	12,085,907
Shareholders’ equity	1,238,971

Total	$13,324,878

Net interest revenue		$112,452

Net interest margin			3.74%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			84.04%

Net interest tax equivalent adjustment		$2,576
-MORE-

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,773,683	$142,039	5.78%
Held-to-maturity securities:
Taxable	1,193,555	13,734	4.58%
Tax-exempt	180,695	3,159	6.96%
Available-for-sale securities:
Taxable	868,913	8,693	3.98%
Tax-exempt	73,476	1,335	7.23%
Short-term investments	19,338	114	2.34%

Total interest earning assets and revenue	12,109,660	169,074	5.55%
Other assets	1,304,386
Less: allowance for credit losses	(134,453)

Total	$13,279,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,811,782	$15,924	1.66%
Savings	684,068	1,080	0.63%
Other time	3,400,071	28,293	3.31%
Short-term borrowings	1,828,010	3,951	0.86%
Junior subordinated debt	160,312	3,161	7.84%
Long-term debt	287,990	2,838	3.92%

Total interest bearing liabilities and expense	10,172,233	55,247	2.16%
Demand deposits — noninterest bearing	1,702,400
Other liabilities	165,462

Total liabilities	12,040,095
Shareholders’ equity	1,239,498

Total	$13,279,593

Net interest revenue		$113,827

Net interest margin			3.74%
Net interest rate spread			3.39%
Interest bearing liabilities to interest earning assets			84.00%

Net interest tax equivalent adjustment		$2,506
-MORE-

BXS Announces Third Quarter Results

October 22, 2009
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,689,955	$147,113	6.04%
Held-to-maturity securities:
Taxable	1,219,169	14,173	4.62%
Tax-exempt	180,579	3,014	6.64%
Available-for-sale securities:
Taxable	901,023	9,025	3.98%
Tax-exempt	75,917	1,344	7.04%
Short-term investments	65,487	390	2.37%

Total interest earning assets and revenue	12,132,130	175,059	5.74%
Other assets	1,304,430
Less: allowance for credit losses	(131,621)

Total	$13,304,939

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,492,942	$14,214	1.62%
Savings	723,444	1,366	0.75%
Other time	3,761,753	33,660	3.56%
Short-term borrowings	1,790,760	7,879	1.75%
Junior subordinated debt	160,312	3,064	7.60%
Long-term debt	288,875	2,839	3.91%

Total interest bearing liabilities and expense	10,218,086	63,022	2.45%
Demand deposits — noninterest bearing	1,681,107
Other liabilities	174,396

Total liabilities	12,073,589
Shareholders’ equity	1,231,350

Total	$13,304,939

Net interest revenue		$112,037

Net interest margin			3.67%
Net interest rate spread			3.29%
Interest bearing liabilities to interest earning assets			84.22%

Net interest tax equivalent adjustment		$2,435
-END-